                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 5, 2003

                         The General Chemical Group Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                          1-13404               02-0423437
 (State or other jurisdiction of        (Commission File No.)      (IRS Employer
incorporation) Identification No.)

                                  Liberty Lane
                          Hampton, New Hampshire 03842
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (603) 929-2606

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1: Press Release of General Chemical Industrial Products Inc. dated December 3, 2003.

Item 9.  Regulation FD Disclosure.

         On December 3, 2003, General Chemical Industrial Products Inc. ("GCIP"), formerly an indirect wholly owned subsidiary of The General Chemical Group Inc. (the "Company") issued a press release announcing that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey to facilitate its "pre-arranged" restructuring. GCIP also announced that certain of its senior secured lender banks have agreed to provide it with $17.5 million of debtor-in-possession financing. In addition, GCIP announced that, in order to facilitate the "pre-arranged" restructuring, it had consolidated its holding company structure through the merger, effective as of November 26, 2003, of New Hampshire Oak, Inc. (which held 100% of the outstanding equity of General Chemical Industrial Products Inc.) and the Company (which held 100% of the outstanding equity of New Hampshire Oak, Inc.) into General Chemical Industrial Products Inc. A copy of GCIP's press release is set forth as Exhibit 99.1 hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE GENERAL CHEMICAL GROUP INC.

Date:  December 5, 2003

                                       By:      /s/ David S. Graziosi
                                           -------------------------------------
                                           David S. Graziosi
                                           Vice President and Chief Financial
                                           Officer

                                  Exhibit Index
                                  -------------

   Exhibit Number        Exhibit Description
-------------------      -----------------------

       99.1              Press Release of General Chemical Industrial Products, Inc.
                         dated December 3, 2003.
